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                                                                Exhibit 99(c)(5)

Strictly private & confidential
--------------------------------------------------------------------------------

Project Sauvegarde

Discussion materials

May 29, 2001

Deutsche Banc Alex. Brown represents the Investment Banking activities of Deutsche Banc Alex. Brown Inc. (US) and Deutsche Bank Securities Ltd. (Canada). Deutsche Banc Alex. Brown Inc. and Deutsche Bank Securities Ltd. are subsidiaries of Deutsche Bank AG.


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                          Deutsche Bank [LOGO]
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Strictly private & confidential
--------------------------------------------------------------------------------

The accompanying material was compiled on a confidential basis for use solely by the Board of Directors of Bacou USA, Inc. (or the "Company") in evaluating the transaction referred to herein and not with a view to public disclosure or filing thereof under the Securities Act of 1933 or the Securities Exchange Act of 1934 (together the "Federal Securities Laws"). This material was prepared specifically for use by the Board of Directors of the Company and was not prepared to conform with the disclosure standards under the Federal Securities Laws. Neither the Company nor Deutsche Banc Alex. Brown Inc. ("Deutsche Bank") nor any of its respective officers, directors, employees, affiliates, advisors, agents or representatives warrants the accuracy or completeness of any of the materials set forth herein. Nothing contained in the accompanying materials is, or shall be relied upon as, a promise or representation as to the past or the future.

It should be understood that any valuations and/or estimates or projections contained in the accompanying materials were prepared or derived from information supplied by the Company or derived from other public sources, without any independent verification by Deutsche Bank, and involve numerous and significant subjective determinations by the Company, which may or may not be correct. Accordingly, no representation or warranty can be made or is made by Deutsche Bank as to the accuracy or achievability of any such valuations and/or estimates or projections.


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
Contents

Section
    1 Transaction summary                                                      1

    2 Overview of the offer for Groupe Bacou                                   6

    3 Process overview                                                        10

    4 Overview of Christian Dalloz SA                                         14


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Transaction summary                                                    Section 1
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Section 1

Transaction summary


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Transaction summary                                                    Section 1
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Transaction summary

Transaction:      o     Pursuant to various Share Purchase Agreements, all of
                        the shares of Bacou S.A. and Engineering Henry Bacou
                        ("EHB") shall be purchased, resulting in the ownership of the entire equity interest of both companies by Christian Dalloz ("Dalloz") ("the Transaction")

                  o Upon consummation of such share purchases by Dalloz, the company shall be renamed Bacou-Dalloz

                  o In connection with the Transaction, the common shares and options of Bacou USA, Inc. not held by Bacou S.A. will receive cash consideration on the basis of $28.50 per share

Consideration:    o     The Bacou S.A. and EHB share interests will be sold for
                        cash, stock, or a combination thereof, depending on the seller of such share interest, such that in the aggregate, the consideration received on sale will be approximately $441 million, consisting of $270 million cash, and $171 million Dalloz shares, representing approximately 38% of the share interest in Dalloz on a pro-forma basis


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Transaction summary                                                    Section 1
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Transaction summary (continued)

Key Conditions:          o    Regulatory approval including U.S. and European
                              anti-trust authorities

                         o Actions with respect to the merger between Bacou U.S.A., Inc. and a wholly-owned subsidiary of Dalloz, Inc. to be taken

                         o Covenants to conduct business in the ordinary course

                         o    Receipt of waiver from Conseil des Marches
                              Financiers

                         o    Funding pursuant to financing commitments

Shareholder Agreements:  o    Agreements by and among members of the Bacou
                              family, Ms. Dalloz, Essilor, and Sauvegarde LLC, including agreements on the restriction on sale of Dalloz shares


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Transaction summary                                                    Section 1
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Transaction summary (continued)

Other Agreements:       o     Shareholder support agreements to vote in favor of
                              Transaction

                        o Support agreement causing Financiere Christian Dalloz to vote in favor of Transaction in shareholder meeting at Dalloz, subject to receipt of favorable report of auditors with regard to exchange ratio and valuations

Timing:                 o     Announcement scheduled for May 30, 2001; targeted
                              closing, late July

Termination Date:       o     December 31, 2001, unless extended


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Transaction summary                                                    Section 1
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Transaction consideration

o The negotiated value of the Groupe Bacou total equity was agreed at a three to one parity with Dalloz equity market capitalization based on a Dalloz nominal share price of Euro 77, resulting in an equity value for the Groupe Bacou of $596.9 million

o The enterprise value of each of Bacou USA and the other Bacou businesses can be split as follows, based on negotiated price of $28.50 per share for the public minority shares of Bacou USA

                        Enterprise value of Bacou USA(1)
--------------------------------------------------------------------------------
(US $ in millions, except per share data)
Outstanding shares                                                        18.6m
Share price (in $)                                                      $ 28.50
Bacou USA equity value(2)                                               $515.6

Bacou USA net debt (as of March 31, 2001)                               $106.3

Bacou USA enterprise value                                              $621.9

                     Enterprise value of Bacou Europe(1)(3)
--------------------------------------------------------------------------------

Total equity value                                                      $ 596.9
Bacou USA equity value                                                   (515.6)
Bacou Europe equity value                                               $  81.3

Bacou Europe net debt (as of Dec. 31, 2000)                             $  65.4

Bacou Europe enterprise value                                           $ 146.8

                                          Total enterprise value of Bacou
------------------------------------------------------------------------------------------------------
Bacou USA enterprise value     Bacou Europe enterprise value     Assumed expenses    Transaction value
--------------------------     -----------------------------     ----------------    -----------------
 $621.9                 +       $146.8                    +          $ 25.7                $794.4

(1)   Excludes any assumed expenses.
(2)   Including $15.8m proceeds of stock options exercise.
(3) Using currency conversion rates of 7.3 FRF / USD (1.113 EUR/USD) to convert Bacou USA values where applicable


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

Overview of the offer for Groupe Bacou                                 Section 2
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Section 2

Overview of the offer for Groupe Bacou


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Overview of the offer for Groupe Bacou                                 Section 2
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Overview of ownership structure - Groupe Bacou and Christian Dalloz

                          Bacou group current structure
--------------------------------------------------------------------------------

------------------------    40%
     Sauvegarde LLC      ---------|
------------------------          |
                                  |
------------------------    40%   |    ----------       --------------      -------------
          HOBAR          ---------|---- Holdings         Bacou Family ----->     EHB
------------------------          |    ----------       -------------- 100% -------------
                                  |         | 41%            3%               56% |
------------------------    20%   |         |                 |                   |
Protection Participation ---------|         --------------------------------------
------------------------                                      |
                                                              v
                                                        --------------      -------------
                                                           Bacou SA          Public (US)
                                                        --------------      -------------
                                                              | 71%               | 29%
                                                              |                   |
                                                              --------------------|
                                                                                  v
                                                                            -------------
                                                                              Bacou USA
                                                                            -------------

                    Christian Dalloz group current structure
--------------------------------------------------------------------------------

     ----------------                   ---------
      Ginette Dalloz                     Essilor
     ----------------                   ---------
            |                               |
            | 61%                 39%       |
            --------------------------------|
                           |                |
                           |                |
                           v                |
                   -------------------      |            --------
                    Financiere Dalloz       |             Public
                   -------------------      |            --------
                           |                |                |
                           | 50%            | 11%        39% |
                           -----------------|----------------
                                            |
                                            v
                                  ---------------------
                                   Christian Dalloz SA
                                  ---------------------


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Overview of the offer for Groupe Bacou                                 Section 2
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Bacou-Dalloz' shareholders post-transaction

                     Shares    Economic interest      Votes      Voting interest
                   ---------   -----------------    ---------    ---------------
Bacou family       2,329,224         37.6%          2,329,224         29.1%
Essilor            1,152,664         18.6%          2,046,342         25.6%
Public             1,130,548         18.3%          1,144,445         14.3%
Ginette Dalloz       998,555         16.1%          1,910,456         23.9%
Private investors    435,569          7.0%            435,569          5.4%
Sauvegarde LLC       141,600          2.3%            141,600          1.8%
Total              6,188,160        100.0%          8,007,636        100.0%


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Overview of the offer for Groupe Bacou                                 Section 2
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Sources and uses of funds

                                Sources of funds
--------------------------------------------------------------------------------

  ($ in millions)
  Cash:
    Revolving credit facility                                             $ 33.4
    Term loan 1 - A                                                        212.3
    Term loan 1 - B                                                         32.1
    Term loan 2                                                            160.5
    Term loan 3                                                            109.6
      Total debt                                                          $547.9

    Cash on hand                                                          $ 21.3

  Equity financing
    Share purchase by Mrs. Dalloz/Financiere Dalloz                       $  9.6
    Share purchase by Essilor                                               17.8
    Share purchase by 3rd party investors - private placement               30.1
      Sub-total                                                           $ 57.5
                                                                          ------
    Total cash sources                                                    $626.7

Equity issuance:
  Shares of Dalloz issued to sellers in exchange                          $171.0
    for SA and EHB shares

                                                                          ------
Total sources                                                             $797.7
                                                                          ------

                                  Uses of funds
--------------------------------------------------------------------------------

($ in millions)
Cash:                                                  Debt     Equity     Other     Total
                                                      ------    ------    ------    ------
  Bacou USA
    Purchase of minority interest                               $144.4              $144.4
    Purchase of options, net of exercise price                    11.7                11.7
    Signing bonus obligation                                                 4.4       4.4
    Refinance existing indebtedness                    109.6                         109.6

  Bacou SA, EHB
    Purchase of SA shares                                        182.4               182.4
    Purchase of EHB shares                                        33.7                33.7
    Purchase of Dalloz shares received in exchange                53.8                53.8
      for SA, EHB interests
    Refinance Bacou SA, EHB indebtedness                65.4                          65.4

Other transaction expenses                                                  21.3      21.3

                                                      ------    ------    ------    ------
     Total cash applications                          $175.0    $426.0    $ 25.7    $626.7

Equity issuance:
  Shares of Dalloz issued in exchange                           $171.0              $171.0
    for SA and EHB shares

                                                      ------    ------    ------    ------
Total uses                                            $175.0    $596.9    $ 25.7    $797.7
                                                      ------    ------    ------    ------


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

Process overview                                                       Section 3
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Section 3

Process overview


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Process overview                                                       Section 3
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Process summary

Parties contacted                                                            130
Information memoranda sent                                                    87
Indications of interest received                                              28
Management presentations / detailed diligence reviews                         10


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Process overview                                                       Section 3
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Key events to date

                                           Date                               Key events
                                     ------------------      -------------------------------------------
                                     July 14, 2000           Announcement of engagement of Deutsche Bank
                                                             to evaluate strategic alternatives

                                     August 5, 2000          Information memoranda sent

                                     September 11, 2000      First round bids received

                                     September 25, 2000      Begin US management presentations

                                     September 27, 2000      Begin data room and site visits

                                     October 9, 2000         Begin France management presentations

                              ^      November 21, 2000       Second round offer from Finalist 1
                              |                              Second round offer from Finalist 2
                              |
                              |      December 15, 2000       Finalist 1 revised offer
                              |
                              |      December 21, 2000       Finalist 1 revised offer
Discussions with              |
Finalist 1 & Finalist 2       |      January 7, 2001         Finalist 2 revised offer
                              |
                              |      January 12, 2001        Finalist 1 revised offer
                              |
                              |      January 15, 2001        Finalist 2 revised offer
                              |
                              v      January 17, 2001        Finalist 1 exclusivity agreement executed


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Process overview                                                       Section 3
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Key events to date (continued)

                                           Date                               Key events
                                     -----------------------------------------------------------------------
                                     February 9, 2001        Termination of Finalist 1 exclusivity agreement

                              ^      February 21, 2001       First discussions and offer from Finalist 3
                              |
                              |      March 23, 2001          Revised offer from Finalist 3
Discussions with Finalist 3   |
                              |      March 26, 2001          Exclusivity agreement signed with Finalist 3
                              |
                              v      May 2, 2001             Exclusivity period with Finalist 3 extended


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

Overview of Christian Dalloz SA                                        Section 4
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Section 4

Overview of Christian Dalloz SA


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Overview of Christian Dalloz SA                                        Section 4
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Dalloz overview

                              Business description
--------------------------------------------------------------------------------

o A specialist in shielding working people from danger on the job, the group comprises three strategic lines of business:
      -     protection of the head (respiratory, hearing and eye)
      -     protection against falls
      -     polycarbonate sunlenses
o The Group is mainly present in the North American and European markets and also does business in South America, and the Asia-Pacific region through a network of distributors
o     The group's development strategy has three components:
      - concentrate on technological innovation so that the company's product lines are renewed more rapidly
      - lower its break-even point by adapting their manufacturing facilities
      -     making acquisitions to strengthen its presence in world markets

                              Business segmentation
--------------------------------------------------------------------------------

    [The following table was depicted as a pie chart in the original text.]

Sun lenses         4%
Manufacturing     96%

Source: Company's estimates

                         Breakdown of sales by products
--------------------------------------------------------------------------------

    [The following table was depicted as a pie chart in the original text.]

Hearing           13%
Respiratory       17%
Eye / Face        19%
Fall              51%

Source: Company's estimates

                     Breakdown of sales by geographic area
--------------------------------------------------------------------------------

    [The following table was depicted as a pie chart in the original text.]

France             7%
ROW                7%
West Europe       32%
USA / Canada      54%

Source: Company's estimates


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Overview of Christian Dalloz SA                                        Section 4
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Dalloz overview (continued)

                             Main milestones
--------------------------------------------------------------------------------

o 1957: Dalloz is founded by M. Christian Dalloz. The company is initially a supplier of injection-molded plastic industrial parts
o 1980s: the Company becomes the leading producer of injection-molded eyewear, notably sun-glasses
      1986: - flotation on the Second Marche of the French Stock Exchange
            - introduction of a protective eyewear line
      1989: - protective eyewear line accounts for 60% of consolidated sales
            - acquisition of Wilson Safety Corp, their US distributor
o     May 1991 : accidental death of Christian Dalloz
o 1991-2001: annual sales triple through organic business growth and thanks to seven acquisitions including WGM Safety (US), Bilson (Sweden), Pulsafe Safety Products (GB eye protection market leader), Komet (France) and Soll (Germany)

                              Key financial figures
--------------------------------------------------------------------------------

(Euros in millions)                               1998A       1999A       2000A
                                                 -------------------------------
Sales                                             182.7       182.3       256.5

EBITDA                                             34.9        30.0        47.8
EBIT                                               29.3        24.4        39.8
% EBIT/Sales                                         16%         13%         16%
Net Income                                          7.4         9.6        15.5

Equity                                            115.5       135.0       148.3
Net Debt                                           21.1        15.7        54.8
Net Debt/Equity                                    18.2%       11.6%       36.9%

                             Shareholding structure
--------------------------------------------------------------------------------

     ----------------                   ---------
      Ginette Dalloz                     Essilor
     ----------------                   ---------
            |                               |
            | 61%                 39%       |
            --------------------------------|
                           |                |
                           |                |
                           v                |
                   -------------------      |            --------
                    Financiere Dalloz       |             Public
                   -------------------      |            --------
                           |                |                |
                           | 50%            | 11%        39% |
                           -----------------|----------------
                                            |
                                            v
                                  ---------------------
                                   Christian Dalloz SA
                                  ---------------------

Source: Company's data

                                  Liquidity of
                                Dalloz share(1)
--------------------------------------------------------------------------------

Last twelve months                                                         4.47%
LTM -1                                                                     7.97%
LTM -2                                                                     7.46%

                          Dalloz selected market data

Equity value (Euros)                                                      239.5
Enterprise value (Euros)                                                  291.8

Enterprise value / EBITDA                                                  6.2x
2001E P/E                                                                  9.9x

(1)   Cumulative monthly average traded volume divided by floating shares.

Source: Deutsche Bank

                     Dalloz one year share price performance
--------------------------------------------------------------------------------

                            [MOUNTAIN GRAPH OMITTED]

Source: Datastream


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Overview of Christian Dalloz SA                                        Section 4
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2000 summary financial data

(Figures in millions, as reported)                             USD/
                  Dalloz     Groupe Bacou     Combined(1)      FRF   Combined(1)
              -------------  -------------  --------------     ----  -----------
Revenue       FRF 1,683 28%  FRF 4,236 72%  FRF 5,919 100%     7.15      $828
Gross profit        763 31%      1,691 69%      2,454 100%     7.15       343
Net income          102 28%        261 72%        363 100%     7.15        51

Total assets      1,852 31%      4,211 69%      6,064 100%     7.05      $860
Debt                479 26%      1,350 74%      1,829 100%     7.05       259
Equity            1,008 32%      2,123 68%      3,131 100%     7.05       444

(1)   Not reflective of accounting adjustments related to the transaction


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Overview of Christian Dalloz SA                                        Section 4
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Bacou USA stock price performance - IPO to present

                            [MOUNTAIN GRAPH OMITTED]

 (1)   6/7/96    Passing of Henri Bacou.
 (2)   7/2/96    Philippe Bacou appointed Chairman.
 (3)   4/14/98   Harriet Baldwin initiated research with "Strong Buy."
 (4)   7/20/98   General decline in financial markets.
 (5)   7/23/98   Started trading on the NYSE.
 (6)   11/3/98   Forbes ranked Bacou USA among 200 best small companies.
 (7)   7/10/00   Hired investment bankers to consider strategic alternatives.
 (8)   8/9/00    Completed acquisition of Platinum Protective Products.
 (9)   12/15/00  Extended time frame for possible sale into first quarter of
                 2001.
(10)   5/4/01    Announcement of Q1 2001 earnings.


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